Exhibit 10.5

[Kennedy and Coe, LLC Logo]

May 17, 2005

East Kansas Agri-Energy, LLC

Board of Directors

210 ½ East 4th, P.O. Box 225

Garnett, Kansas 66032

We appreciate the opportunity to propose to be of service to East Kansas Agri-Energy, LLC.  Below is our understanding of the services we are proposing to provide.

Assist in Monthly and Quarterly Financial Reporting:

We will provide accounting assistance to East Kansas Agri-Energy, LLC staff and management, our services will include:

•                  Assistance with inventory valuation and costing

•                  Assistance with Balance Sheet account reconciliations

•                  Assistance with preparation of monthly financial statements

•                  Assist with maintenance of fixed asset living and depreciation schedule

•                  Comparison and analysis of actual results to budget

•                  Review loan covenants compared to actual results

We do not anticipate our services including the following:

•                  Reconciliation of bank accounts

•                  Maintenance of the accounts receivable ledgers

•                  Maintenance of the accounts payable ledgers

•                  Maintenance of inventory transaction register

•                  Other items of a similar nature

The items excluded above are those activities that must be accounted for on a daily basis as required for cash management, grain procurement and plant operating efficiency purposes.

Our fees will be based on our standard hourly rates which we estimate to be $2,500 a month, plus out of pocket expenses.  It is reasonable to expect the fees to be more the first couple of months due to plant start-up and several accounting and costing measures that must be setup.

The parties agree that if an unanticipated need arises (such as, but not limited to, an audit by a taxing agency, or any other service not anticipated in this agreement by the parties), Kennedy and Coe, LLC hereby agrees to perform this additional work at a mutually agreed upon price before the service is provided.  This service will be billed separately, and will be payable within 30 days of presentation.

If you agree that the above adequately sets forth your understanding of our mutual responsibilities please authorize this Agreement and return it to our office.  A copy is provided for your records.

We would like to take this opportunity to express our appreciation for the opportunity to serve you.

Very truly yours,

By:	/s/ David H. Burger
David H. Burger, Member
Kennedy and Coe, LLC

By:	/s/ William R. Pracht	Date:	6-13-05
Board Member
East Kansas Agri-Energy, LLC